Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Microvast Holdings, Inc. (f/k/a Tuscan Holdings Corp.) on Form S-8 of our report dated March 24, 2021, except for the effects of the restatement discussed in Note 2, and the subsequent events discussed in Note 12 as to which the date is May 28, 2021, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the financial statements of Tuscan Holdings Corp. as of December 31, 2020 and 2019 and for each of the years ended December 31, 2020 appearing in the Annual Report on Form 10-K of Tuscan Holdings Corp. for the years ended December 31, 2020 and 2019. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum llp

Marcum llp

New York, NY

October 1, 2021

Marcum LLP ■ 730 Third Avenue ■ 11th Floor ■ New York, New York 10017 ■ Phone 212.485.5500 ■ Fax 212.485.5501 ■ marcumllp.com